Exhibit 99.1

                DOCUMENT SCIENCES ANNOUNCES FIRST QUARTER RESULTS

                      Quarterly Revenue Up By 24% Over 2005

    CARLSBAD, Calif., May 8 /PRNewswire-FirstCall/ -- Document Sciences Corporation (Nasdaq: DOCX) today reported revenues of $7.8 million for the quarter ended March 31, 2006, an increase of 24% over the revenues of $6.3 million for the quarter ended March 31, 2005. Net loss for the first quarter of 2006 was $459,000 compared to a net loss of $598,000 for first quarter of 2005. Net loss per share for the quarter ended March 31, 2006, was $0.11 compared with a net loss per share of $0.15 for the quarter ended March 31, 2005.

    Jack McGannon, Document Sciences' President and CEO, stated that "the first quarter results indicate that we continue to progress on our growth agenda. Significantly, this marks the seventh consecutive quarter of year- over-year revenue growth, and both License Fees and Services revenue grew by over 20% over the first quarter of last year." McGannon added that "we are maintaining our strategy of investing to drive future growth. During the quarter, we increased our spending in Sales & Marketing and Professional Services, areas that are critical to revenue generation. These investments adversely affected our Net Income as well as our Services gross margin, which we expect to improve as new resources become more fully deployable."

    McGannon further stated that "our Balance Sheet remains strong, with no debt and high liquidity. Our cash balance of $6.9 million represented a decline of $1.0 million from the balance of December 31, 2005 due to the payment of merit bonuses associated with last year's results, as well as the previously mentioned investments. Receivables, however, grew by nearly $600,000 during the quarter."

    The results for the quarters reflect the Company's decision last quarter to revise its policy on the timing of revenue recognition for annually renewable term license agreements and professional services bundled with these agreements. Also included in expenses for the quarter ended March 31, 2006 is $87,000 of stock-based compensation expense, including $28,000 resulting from the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment.

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    About Document Sciences

    Document Sciences Corporation delivers personalized enterprise communications solutions that content-driven organizations depend on to enhance customer experiences, reduce costs, and increase competitiveness. Over 500 customers and partners worldwide use Document Sciences products in insurance, banking and financial services, managed-care, telecommunications, utilities and commercial print service bureaus. Customers include more than 60 Fortune 500 companies. Based in Carlsbad, California, with operations in Beijing, China and offices across the U.S. and in London, Document Sciences also markets its products in Europe, Australia, Canada, New Zealand, Latin America and Asia. For more information about Document Sciences Corporation, visit www.docscience.com.

    This press release may contain "forward-looking" statements about possible or assumed future results of our financial condition, operations, plans, objectives and performance. You can identify these statements by the fact they use words such as "believe," "expect," "anticipate," "estimate," "project," "intend," "plan" or similar expressions. Many possible events or factors could affect our future financial results and performance. This could cause our results or performance to differ materially from those expressed in these forward-looking statements. Some of these events or factors include the following: (i) national, international, regional and local economic, competitive and regulatory conditions and developments; (ii) the market for dynamic content publishing software; (iii) market acceptance of enhancements to our existing products and introduction of new products; (iv) continued profitability of our professional services; (v) maintaining our relationships with Xerox Corporation and our other distribution partners and/or other risks detailed from time-to-time in our SEC reports, including the report on Form 10-K for the fiscal year ended December 31, 2005. We do not undertake, and specifically disclaim, any obligation to update forward-looking statements.

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                          DOCUMENT SCIENCES CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                             March 31,      December 31,
                                                2006            2005
                                            ------------    ------------
ASSETS
Current assets:
  Cash and cash equivalents                 $  5,440,182    $  6,692,642
  Short-term investments                       1,463,179       1,179,851
  Accounts receivable, net                     8,138,048       7,564,929
  Other current assets                         1,369,671       1,666,382
    Total current assets                      16,411,080      17,103,804
Property and equipment, net                      771,281         788,567
Software development costs, net                1,460,366       1,698,394
Goodwill, net                                  4,495,192       4,495,192
    Total assets                            $ 23,137,919    $ 24,085,957

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                          $    284,309    $    160,160
  Accrued compensation                         1,117,472       1,719,869
  Other accrued liabilities                      522,304         445,659
  Deferred revenue                            14,642,931      14,861,856
    Total current liabilities                 16,567,016      17,187,544

Obligations under capital leases                  22,315          27,521

STOCKHOLDERS' EQUITY
  Common stock, $.001 par value                    4,326           4,315
  Treasury stock                                (344,858)       (344,858)
  Additional paid-in capital                  13,396,365      13,258,962
  Accumulated comprehensive income (loss)           (902)             18
  Retained deficit                            (6,506,343)     (6,047,545)
    Total stockholders' equity                 6,548,588       6,870,892
    Total liabilities and stockholders'
     equity                                 $ 23,137,919    $ 24,085,957

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                          DOCUMENT SCIENCES CORPORATION
                         CONSOLIDATED INCOME STATEMENTS
                                   (UNAUDITED)

                                                 Three Months Ended
                                                      March 31,
                                            ----------------------------
                                                2006            2005
                                            ------------    ------------
Revenues:
  License fees                              $  5,350,769    $  4,285,447
  Services and other                           2,434,154       1,993,112
    Total revenues                             7,784,923       6,278,559
Cost of revenues:
  License fees                                 1,178,595       1,119,466
  Services and other                           2,579,206       1,566,024
    Total cost of revenues                     3,757,801       2,685,490
Gross margin                                   4,027,122       3,593,069
Operating expenses:
  Research and development                     1,293,376       1,359,866
  Selling and marketing                        2,328,574       1,985,908
  General and administrative                     920,330         861,221
    Total operating expenses                   4,542,280       4,206,995
Loss from operations                            (515,158)       (613,926)
  Interest and other income, net                  59,394          29,299
Loss before provision for income taxes          (455,764)       (584,627)
  Provision for income taxes                       3,034          13,165
Net loss                                    $   (458,798)   $   (597,792)

Net loss per share - basic                  $      (0.11)   $      (0.15)
Weighted average shares used
 in basic calculation                          4,219,544       4,107,029

Net loss per share - diluted                $      (0.11)   $      (0.15)
Weighted average shares used
 in diluted calculation                        4,219,544       4,107,029


SOURCE  Document Sciences Corporation
    -0-                             05/08/2006
    /CONTACT: Editorial, Todd Schmidt, tschmidt@docscience.com, or Investors, Leslie Weller, lweller@docscience.com, both of Document Sciences Corporation, +1-760-602-1400/
    /Web site:  http://www.docscience.com /